                                                                   EXHIBIT 10.38


                                 LEASE CONTRACT

LEASE CONTRACT, HEREIN CALLED "LEASE" CELEBRATED ON JUNE 14, 1996, BY A FIRST PARTY INMOBILIARIA LUMAR, S.C. REPRESENTED BY MR. LUIS JAVIER FIMBRES AZTIAZARAN APPOINTED AS LEGAL-REPRESENTATIVE OF THE COMPANY, HEREIN CALLED "LESSOR"; AND CINEMASTAR LUXURY THEATER, S.A. DE C.V. REPRESENTED BY MR. MARCO ANTONIO ALEMAN BONILLA, AS SOLE ADMINISTRATOR OF THE PARTNERSHIP, WHO IS HEREIN CALLED "LESSEE", A THIRD PARTY CONCURS TO THE CELEBRATION OF THIS ACT, THE COMPANY CINEMASTAR LUXURY THEATER, INC. REPRESENTED BY MR. JOHN ELLISON JR. AS SPECIAL EMPOWERED FOR THE MEANS ESTABLISHED IN THIS CONTRACT, MR. ELLISON IS ASSISTED BY THE EXPERT TRANSLATOR MR. GABRIEL JIMENEZ CODINACH, THIS CONTRACT IS CELEBRATED UPON THE FOLLOWING DECLARATIONS AND CLAUSES:

I - "The Lessor in behalf of its legal representative declares:

a) That it is a Mexican Civil Partnership rightly constituted, as appears in the Public Deed no. 232686, granted by Public Notary no. 87 from Mexico City, and inscribed before Public Property Register and Civil Section in Tijuana, B.C.Mexico.

b) "Lessor" continues declaring that his power has not been repealed nor modified and that he has full legal capacity to undertake it in the terms of this Lease.

II - "Lessee in behalf of its legal representative declares:

a) That it is a rightly constituted Mexican Business Partnership appears as Public Deed no. 6,800 vol. No. 270, passed before Public Notary No. 11 from Tijuana, B. C. Mexico and inscribed in the Office of Public Property Register and Commerce of Tijuana, B. C. Mexico, under annotation no. 5867316, Commerce section dated April 23, 1996.

b) Mr. Marco Antonio Aleman Bonilla, has sufficient power to subscribe this Lease, he was designated as Sole Administrator of the Partnership, and as consequence has faculties to compel his principal in the terms of this document, as noted in a copy of the Public Scripture quoted in the above part
a) and that is aggregated as Annex IV, and such faculties have not been revocated nor limited in any way.

c) Mr. Aleman acknowledges that he knows the premises in which the Shopping Center will be built, in the land, owned by the "Lessor:, he also acknowledges that he knows the first Draft of the construction at preliminary drafts and specifications level of Plaza Americana Otay, for which in this consideration and in the Terms and Conditions of this contract, he agrees to the celebration of this Lease Contract.

III - The company Cinemastar Luxury Theaters, Inc. in behalf or its legal representative, declares:

a) That it is a Partnership rightfully constituted by the laws of the State of California in the United States of America, which it assures with the document enclosed in this contract as Annex V

b) Among the social objectives of the declarant he agrees to provide all kinds of services related with the Movie Exhibition Industry, to operate showrooms, movie theaters, auditoriums, video and games rooms,
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candy and snacks store, as well as designing, planning, installing all kinds of premises for movie exhibitions, expressing also that it is also empowered to grant warranties as the one referred to in this Contract and the Annex XIII of such.

c) Mr. John Ellison Jr. declares, under oath, to have sufficient power to subscribe this Lease and to compele his representative as liability guarantor that "Lessor" assumes in the terms of this contract, as expressed in the certified copy of the Administration Board agreement dated _____ 1996, which is enclosed as Annex VI, Mr. Ellison's power has not been revocated nor limited in any way.

ALL THE PARTS THAT PARTICIPATE IN THIS CONTRACT EXPRESS THEIR INTEREST IN CARRYING IT ON, IN THE CONDITIONS, MODALITIES AND TERMS THAT SHALL BE MENTIONED, GRANTING FOR SUCH THE FOLLOWING:


                                    CLAUSES

                                    CLAUSE I
                                 TERM AND RENT

1.01 Lessor, in consideration to the rental payments stipulated in this contract and in the terms and conditions contained in its clauses, demises the premises to the Lessee, and the Lessee receives possession of the premises, commencing from the date of Lease starting date, the buildings that are inside the Development shall be destined to movie theaters and other means indicated hereof. (Lease's material goods ) for which the future space of the Lease in its exclusive area inside the preliminary plans marked as Annex VIII, which is an integral part of this contract, plans which for its rightful identification should be signed by the Lessor and the Lessee, for without signature this contract shall be invalid.

1.02 Lessee, complying with the terms and conditions agreed upon this contract shall have the right to have and possess the leased premises with all its rights, privileges, accessories and annexations, that belong and correspond to the Lessee, for a term of twenty (20) years, this term can be called "In Force Term."

This Lease contract shall initiate from the day of its commencing date, which shall take place ninety (90)) days after the date in which Lessor delivers exclusive possession of the leased premises to Lessee, once Lessor's Construction is finished (further defined) in accordance with dispositions of this contract, and with compliance to the Construction and Specifications drafts, mentioned herein, without obstructions, all scaffolds, construction materials and any other type of obstructions, removed, so the movie theaters may be open to the public and movies may be shown without any difficulties or bothers.

If the commencing date does not coincide with the first day of a calendar month, the Lease shall commence its twenty year (20) term, the first day of a calendar month, following the commencement date.

Lessee shall have the right, TO SOLICIT TWO PERIODS OF ADDITIONAL AND CONSECUTIVE EXTENSION PERIODS OF FIVE (5) YEARS EACH, when the prorogation in each of the above mentioned periods is solicited by Lessee, he shall be in compliance with the payments of all his liabilities in the terms provided herein.
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To exercise the right consigned in this clause, Lessee shall solicit in writing, expressing his desire to exercise the extension within a term no less then 180 natural days and no longer then 360 natural days before the expiring date of the initial term of the first extension.

1.03 Within the thirty (30) following days of the initiation of the term of this Lease, the parties are obliged to sign a notice that shall establish the commencing date and the termination of the term of this contract, Lessor shall comply with all the obligations derived from this contract even in the event of refusal for any reason, to sign the document mentioned herein.


                                  CLAUSE II
     SEQUENCE OF THE LESSOR'S CONSTRUCTION WORK AND DELIVERY OF THE LEASED
                                    PREMISES



2.01 Lessor pacts and agrees that at his own expense except what is specifically expressed herein, shall build the area of the premises that shall be destined by Lessee for the movie theaters in the leased premises, foreseen in the Construction drafts and specifications, which in the terms of part b) of this section 2.01, shall be authorized by the parties. Construction and delivery of the premises will take place in compliance with the following:

a) PRELIMINARY PLANS AND IDENTIFICATION OF THE EXCLUSIVE LEASED AREA. At the date of the signature of this contract, Lessor has prepared a preliminary draft which when signed by the parties will be integrated to the contract Annex VII. The exclusive leasing area designated by Lessee for the building of the movie theaters and service areas shall be identified in the draft. The surface of the land identified in the preliminary draft shall not be reduced by Lessee nor be less to the surface resulting from the draft mentioned above.

b) ELABORATION OF THE CONSTRUCTION DRAFTS AND SPECIFICATIONS. Within a reasonable term Lessor shall elaborate the building drafts for the premises as well as the specifications . These drafts shall be submitted to Lessee, who will have a period of thirty (30) natural days to revise and authorize such drafts. During such term Lessee shall be able to ask for reasonable modifications to the drafts and specifications, which shall be modified by Lessor's technical staff and shall be submitted once again to the approval of Lessee. Once approved, the Construction drafts and specifications will become integrated to this Lease contract, as if they were part of the body of this contract. When referring to the drafts and specifications approved by the parties herein called "Work drafts and Specifications", which shall be annexed to this contract marked as Annex VIII. In case Lessor or Lessee do not agree on the drafts and specifications within a term of up to (60) sixty days from the day of the signature of this contract they shall not be considered as authorized by the parties and in such case, Lessor may terminate this lease. In any case once drafts and specifications are approved, these shall not be modified by the parties except in the terms and conditions established in this contract.

C) BUILDING LICENSES AND CONSTRUCTION WORK INITIATION. Within thirty days (30) following the date in which the parties had authorized the Construction drafts and specifications in the terms of the previews paragraph Lessor shall obtain at his own expense each and all the permits and licenses required from all municipal, state and federal authorities in order to proceed with the construction of the Real Estate Development and within its premises the movie theaters, including in an declarative, but not limiting
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form, permits for ground use, building licenses, sanitary and environmental authorities, feasibility determination and infrastructure availability and public services. Within the same thirty (30) day term mentioned in this paragraph, Lessee shall initiate the construction in accordance with the work drafts and specifications for the building of the real estate development and within it the movie theaters described in Annex VIII of this contract.

The parties agree that within the Construction drafts and specifications for the realization of the real estate development of the Lessor, the specifications which are foreseen in the Free Trade Agreement between Mexico, the United States and Canada will be incorporated. Such specifications shall be considered complied once all permits and construction licenses from pertaining authorities in charge of authorizing the realization of the works.

d) BUILDING OF LESSOR'S CONSTRUCTION. Lessor is liable to build all the elements of the Shopping Center within his property and inside it, the movie theaters more amply described in Annex IX, of the present (Lessor's Construction
Work) within 120 days, following the date in which Lessor initiates the work, with the understanding that the termination term may be extended due to inevitable delays, such as established Clause XXIX. Lessor's Construction will be built, installed and completed in a rightful manner, according to the Construction draft and specifications. The part related to the movie theaters and service areas of the leased premises, will be built with the support from the technical staff, that under their strict responsibility and exclusive cost is designated by the Lessee, who will verify the complete termination of the Lessor's work, without any right to stop or oppose the execution of the construction, in any case Lessor should be notified, he together with Lessee will solve the difference. In relation with the work of the Lessor, the work contracts with subcontractors and suppliers, all their subcontracts and the selection of the contractors and sub-contractors shall be the responsibility and sole and exclusive right of the Lessor.

Lessor at his own expense and risk shall hire the service of technical supervision, from a firm, specialized in movie theater construction, which will be approved by Lessee.

2.02 When the work of Lessor is terminated, this will be free of claims from material suppliers, subcontractors, workers and others parties and Lessor shall maintain Lessee in peace and free of any claim made to Lessee in relation with the realization of Lessor's work.

2.03 Lessee also agrees that no modification or substantial change will be made or permitted in relation to the work drafts and specifications, approved and identified for the movie theaters and their service areas, without pervious notice, consent and approval in writing by Lessee, who shall grant or deny it fundamentally in a term of maximum five (5) working days from the date requested in writing by Lessor. If there is no written response from Lessee during the mentioned term, he will be considered to be in accordance with the modification solicited by Lessor..

2.04 Lessor will build the premises adhering to the drafts and specifications approved by the parties and shall comply with the law and applicable ordinances (municipal, state federal, and others), however he does not assume or acquire any liability in relation to the exertions or proceedings that Lessee shall realize to obtain the permits or functioning licenses to operate a complex of movie theaters in the leased premises with a minimum of 10 screens and with 2,000 seats approximately in total and such permits and licenses be legally or illegally denied; in every case Lessor without any liability shall provide all his support to Lessee so that the corresponding proceeding will be satisfactorily concluded with the
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obtainance of the cited permits.  The movie theaters will be built in a such way that each of them have an interior height of 10 (ten) meters with air conditioning in all. Consistent with what will be established in the specifications approved by the parties, the walls, floors and roof of each one of the theaters, will be insulated against noise and vibrations in the parking area, streets and other establishments in the terms provided and agreed by the parties in the drafts and specification of the Work.

2.05 Lessee will be able to credit with a previous written authorization from Lessor, the person or people that may enter upon the premises during the construction and installment of the Lessor's work, to inspect the advancement of the same, to determine if the work is taking place in accordance with this clause, and to proceed with the work of Lessee, with the understanding that Lessee shall be permitted to enter upon the premises an a way that does not interfere with Lessor's work.

2.06 Lessee is liable to sign to Lessor, the acceptance of the premises once lessors' work has concluded, in such a way that commencement of the term periods of this contract be established in accordance to such.

                                   CLAUSE III
                                 LESSEE'S WORK


3.01 Lessee at his expense, will realize the work that he is in charge of, including those special installations, furniture and equipment described in Annex X hereof, within sixty (60) days following the termination of Lessor's work.

3.02 It is understood and agreed by the parties that during the proceeding of the Lessors' work, Lessee shall have the right to initiate and proceed directly or through his own agents, contractors or employees and without any liability for the Lessor, his work within the premises., with the understanding that this possibility shall be applicable only and when it does not interfere with Lessor's work. However, it is agreed that neither the realization of the Lessee's work, nor his entry to the premises will be considered as a delivery of possession so as to make the term of this lease initiate before the specified time for this possession.

3.03 If Lessee should have possession of the premises before the date in which Lessors' work has concluded according to the work drafts and specifications above mentioned, such delivery of possession of the premises shall not be taken into account for the term commencement of this contract, and conditions for the rental payments be given unless Lessor's work has been terminated and Lessee does not realize the part of his work in sixty (60 days; in this case and starting day 91 it will be understood that the contract's commencement date has begun and consequently the rental payments in the terms hereof.

3.04 At the termination of this contract, Lessee shall be authorized to remove all the equipment that he had installed, including in a declared but not restrained manner all the equipment and materials that are described in Annexation X hereof. Equipment such as the Lessee's installations cables including any hidden cables), seats, seat hooks, and the signs and sign materials that had been installed at his own expense by Lessee. Lessee shall be liable for any repair of damage to the leased premises affected by the removal of material and equipment, excepting the use and normal depreciation, in this case Lessee
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should immediately proceed to repair premises to leave them in good condition to be used for the same purpose for which it was built.


                                   CLAUSE IV
                                      RENT

4.01 Lessee, hereof pacts and agrees that during the term this contract, he shall make rental payments to Lessor at his offices, located at 9351 Ave. Ignacio Comomfort, Level 10, Zona Rio in Tijuana, B. C. Mexico, or at any other address indicated by Lessor, in writing, a percentage rent over Lessee's total income hereof established, with the understanding that Lessee will pay a minimum annual rent on account of the percentage rent, for the useful the premises as follows:

A) PROCEDURE FOR DETERMINING THE MINIMUM ANNUAL RENT. Due to the fact that a surface for exclusive use has been assigned to Lessee, in which the movie theaters and service areas will be built, this surface is determined in a preliminary way in Annex VII hereof, the same referred to in Clause I of this contract, with the intention to determine concretely the amount of the "minimum annual rent", the parties convene that the rental payments be determined based on the following procedure

Once drafts and specifications referred to in Clause II part 2.01-b hereof have been concluded, the number of square meters which as total surface is subject to lease will be determined based on the same, the number of square meters which as total surface shall be subject to lease and in which the leased good will be built

Consequently the number of square meters of the leased area, will be converted to square feet, in order to apply the leased value for square feet as established in the following section:

3.-      Once conversion has been made, the resulting table of value will be applied.

                   a) First year of the term:                Monthly payments of $0.95 dollars per square foot.
                   b) Second year of term:                   Monthly payments of $1.00 dollar per square foot.
                   c) Third year of term:                    Monthly payments of $1.05 dollars per square foot.
                   d) Fourth year of term:                   Monthly payments of $1.10 dollars per square foot.
                   e) Fifth year of term:                    Monthly payments of $1.15 dollars per square foot.

f) After the sixth year of this contract's term, the "Minimum Annual Rent" will be increased annually in compliance with the percentage increase that is established in the Price Index for Urban Consumers in the City of San Diego, Ca. United States of America, from the previous year of the mentioned price increase.

The amount that results in each of the sections above will be multiplied by twelve (12) to obtain the minimum annual rent referred to in this clause.

B) The minimum annual rent determined according to the procedure referred to in the above section, will be paid in twelve (I 2) monthly payments: such rent shall be paid monthly within the five (5) first natural days of each month, for any reason it should be the object of retention or reduction of any kind.

C)       Once concluded, the drafts and specifications mentioned in clause II, part 2.01-b hereof, the Parties agree to sign a document that establish the amount of the minimum monthly rent, and consequently determine the amount of the corresponding monthly payment, such document in any way will be understood as a right or prerogative to negotiate rent that as consequence to this contract be assigned to Lessee nor the right to retain or deny the payment of the corresponding rent.

D) The minimum annual rent that will be determined according to the procedure mentioned in this clause, is fixed in square feet, considering the number of minimum square meters appointed in the mentioned previous draft according to clause first (1) of this contract, by consequence Lessee will not be able to take a surface inferior to the one cited in the referred Annex, in any case the exact amount of square meters in which the good subject to lease will be built shall be determined in the final drafts as mentioned hereof

E) The amount of the agreed rental payments in this clause, shall be paid in dollars, currency of the United States of America or its equivalent in Pesos at the free exchange rate available at the moment of payment, as it is fixed for retail sales by any credit institution: Mexico's National Bank, S. A. Bancomer, S. A. or Bital, S. A. at Lessor's choice.

F) According to this contract, the tax for aggregated value (I.V.A.) that is caused or by any other tax that hereafter be in force and lawfully be liable to Lessor, will be added to the rent collected.

4.02 If the term of this contract commences in a date different from the first (1) day of the first (1) month of this lease, the Minimum Annual Rent for such month will be apportioned and will be added to the next monthly payment which will be paid according to section 4.01 hereof.

4.03 LESSEE AGREES TO PAY ANNUALLY TO LESSOR from the first year of term of this contract AN AMOUNT FOR RENTAL PAYMENTS ("PERCENTILE RENT:) that will be fixed based on the percentages referred to in paragraph 4.08 hereof, which will be applied to the total annual gross income ( as defined thereafter)

To obtain the new amount of the :"Percentile Rent": stipulated in this section, this amount will be subtracted from the "Minimum Annual Rent" of the corresponding year according to the paragraph mentioned above, fixed in the terms of Section 4.01 hereof

For the effects established in the paragraph that antecedes, the "Minimum Annual Rent" will be exchanged to Mexican Pesos at the currency rate available the date in which it was in fact paid.

To obtain the difference between the "Percentile Rent" and the "Minimum Annual Rent", Lessee shall provide the information and documents indicated by Lessor, during the month of January of each year, at the latest. The above is without any prejudice of the other terms and rights which based on this contract have been appointed in favor of Lessor.

During the first term year of this contract and considering that it may be irregular, since it may initiate any month of the natural corresponding year, la Percentile Rent if existing, will be determined during the first irregular year of the term of this lease taking the percentage provided in part 4.08 of this clause from the Lessee's gross income from the first twelve complete months of the term hereof, multiplied by a fraction, which numerator will be 365 (three hundred and sixty five).

4.04 The calculation of the gross income will be made by Lessee at the end of each calendar year, and the amount payable to Lessor in agreement with this clause IV, if existing, will be paid by Lessee without previous solicitation, at the latest 45 (forty five) days after the termination of such calendar year. A written declaration of the gross income, certified by a Lessee's financial office, will be submitted to Lessor by Lessee within such period 45 (forty five) days, together with the amount of the Percentile Rent owed to the Lessor if existing.

Lessor is liable not to reveal to any person or party different from the Lessor's mortgage creditors, without previous consent granted in writing by Lessee himself, this is without prejudice of the right of the Lessor to request information and documentation considered convenient and to order visits and inspections to the Lessee as agreed hereof.

4.05 Lessee shall have adequate bookkeeping where gross income shown, from the movie theaters and any other business installed inside the leased premises, be this worked directly by Lessee or any other person or company, subsidiary or alien to his operation, which will be open for inspection and auditing by Lessor and his representatives in any working hours or days in the Lessee's office, located at 103-3 Blvd. Abelardo L. Rodriguez, in Tijuana, B. C. Mexico, or at any other place where Lessee may have his fiscal address. Refusal from Lessee of allowing Lessor to inspect and audit accounting records will give place for a conventional fine for the amount established in clause XXII hereof. If Lessors' audit reveals that the declaration of the gross income presented by Lessee, has a difference over three per cent (3%), Lessee is liable to Lessor of paying a reasonable fee for such audit, except what is stipulated in this paragraph, Lessee will have no obligation what so ever to pay the expenses related to this audit.

4.06 "Gross Income", as used in this lease, means the total income generated from all the activities that Lessee performs in the leased premises, be it credit or cash, activities established in a declarative and not limited manner, among others, the following: ticket sales to all kinds of shows that be presented in the leased premises, food and beverages sales, candy, chocolates, ice-cream, besides the operation of videogames and other income from the operation of movie theaters in the leased premises by Lessee.

4.07 Gross Income will not include,: merchandise sales for which cash has been returned or a refund, up to the amount refunded, the sale price of merchandise returned for exchange by customers, the amount of any tax to aggregated value, and other in power at the time of commencement of this lease, including in a declarative but not limiting manner to movie theaters' taxes, and copyrights; merchandise transferred between business and showrooms owned or controlled by Lessee which may be canceled by Lessor as losses, besides regarding all luxury tax, sales and other taxes that may thereafter be in force only and if Lessee transfers to the movie theater's clients the total amount (o equivalent percentage)of the gross income of such tax within the following ninety (90) days.

4.08 For the purpose of determining the "Percentile Rent" established in point 4.03 hereof, the following percentages will be applied:

a) 10% Ten percent of the gross income obtained by Lessee in the box-office, with the understanding that from such income may be deducted the concepts refereed to in point 4.07 of this clause, as well as the rent cost of those movies which Lessee pay as rent to the distributor, if and when this be alien to his corporation or a higher percentage (55%) fifty five percent of box-office income according to contracts and verifying documents.

b) 10% OF THE REST OF ALL THE GROSS INCOME, obtained by the sale of candy, cafeteria, gift shop, video games and any other income received in the leased premises or in relation to such.

4.09 The pact Minimum Annual Rent as well as the percentile rent, in any case will be paid e 91 ninety one days after the date of delivery of the work of Lessor to Lessee, as stipulated in this contract.

4.10 The Parties agree that in case of the Minimum "Annual Rent" being paid according to the procedure and established in this clause be higher to the "Percentile Rent", of the corresponding year, it will be considered then that the Minimum Annual Rent that had been paid will be for the leasing concerning the period paid. This may not generate, under any circumstance, any rights from exchange or refund to Lessee.

4.11     The Parties agree, that from the   second day of leasing contract's
term, and in case Lessee receive tri-monthly income inferior to the equivalent of $1,000.000 (one million dollars U.S. currency), Lessor may authorize in writing and with delivery from the Lessee, of the corresponding documentation and receipts, a temporary reduction for trimesters of the Minimum Annual Rent stipulated in paragraph 4.01 hereof, for effects of the established in this part it will be considered "Gross Income" those defined in paragraph 4.06 hereof without any deduction.

Such reduction under any circumstance may be higher during the corresponding term year, in more that 25% twenty five percent of the annual income stipulated in paragraph 4.01 mentioned before. For this reason it will be a condition for this reduction to operate, that the trimester income of Lessee be inferior to the amount mentioned before, with the understanding that the corresponding adjustment will take place taking into consideration the gross income of the previous trimester and it will be applicable to the following trimester, in the corresponding proportion being it revisable every three months.

                                    CLAUSE V
                                   UTILITIES


5.01 Lessor shall provide the lease premises with all the utilities required for the correct operation and functioning of the Development in which the movie theaters will be located, in a way that Lessee be in condition to hire the connection to such services, which he will do at his own expense. During the term of this lease, Lessee shall be liable for utilities charges, as well as licenses and permits used in the leased premises.


                                   CLAUSE VI
                       REPAIR AND MAINTENANCE OF PREMISES

6.01 Lessee, during the term of this lease and at his own expense, shall conserve and maintain in good conditions the interior of the showrooms, service areas, hallways, and rest rooms found inside the leased premises as well as furniture and equipment in good maintenance and operation conditions, except for the use and normal deterioration.

6.02 Lessor is liable during the term of this lease to maintain the exterior areas of the leases premises, the exterior of such, including paint, and all the support structures of the leased premises, the roof and including in a declarative but not limiting manner, its isolation in a way such that at any moment be free of leaks, and in good maintenance conditions and operation. Lessee shall permit Lessor upon the premises so that Lessor may comply with his maintenance liabilities, at a mutually agreed time of the day. The Parties in what they are liable shall observe that all fire and safety regulations are observed in total, in relation to the leased premises.

Lessor is liable to maintain the public lighting corresponding to the parking of the Shopping Center turned on, for up to 30 ms. after the ending of the last show of the movie theaters

6.03 If in any moment, during the term hereof it is required at Lessor's criteria, structural changes or changes that involve the structural parts of the movie theaters or floors, walls, columns, beams or any other fixed parts of such, by reason of any laws or current ordinances, that thereafter be in force, or by any order or command issued by any government office, department authority or officer. Such changes shall be made by Lessor at his own expense, except when they be subject of insurance. In such case, changes shall be made until the insurance company pays the insures sums, with the least possible trouble for Lessee, as not to interrupt the use of the premises, with the apportioned discount on the Annual Minimum Rent for the time in which Lessee be found deprived of the partial use of the premises.

6.04 Lessee agrees, to maintain the common areas, reasonably clean, free of waste, trash and obstructions and shall maintain the sewage system of the areas, in good condition, for this he is liable to incorporate to any lessees' association or make his the regulations of the premises and consequently in an independent manner the - - pactadas. He is liable to pay any pro-rate share of maintenance, and administration fees fixed by whoever be the Complex Administrator with the objective of maintaining common areas in optimum operation conditions, in any case he will be liable to accept the internal regulations of the Development Lessees.

It is agreed in an expressed manner that Lessee is liable to establish a waste collection system that may be generate in the movie theaters hereof.

                                   CLAUSE II
                                  ALTERATIONS

Lessee shall not without first obtaining a written consent of Lessor, make any structural alterations to the premises. If Lessor should disapprove or approve the structural alterations proposed by Lessee, within twenty (20) days after having received such proposal, this shall be considered as a disapproval from Lessor. Lessee with previous written authorization from Lessor shall have the right to at his own expense to make non-structural alterations, improvements or changes to the premises that he consider necessary or beneficial for the use of the premises. Lessee shall at his expense pay totally and completely all the costs, expenses and charges hereof.

                                  CLAUSE VIII

  8.01 Any trademark or brand used in any time or placed in the premises by Lessee shall be Lessor's exclusive property. The initial trademark which Lessee has intentions of using in the premises "CINEMASTAR LUXURY THEATER," under any circumstance shall have the right to use or benefit from such trademark or brand except with written authorization from Lessee.

                                   CLAUSE IX
                                   BROKERAGE

9.01 Lessor hereof is liable to indemnify and maintain Lessee free of any claim or suit by brokers' commissions regarding the premises or any other suit and/or the execution of the present lease.


                                    CLAUSE X
                              USE OF THE PREMISES

10.01 Lessee shall have the right to use and occupy the premises during the term of this lease, as a movie theater complex, for the exhibition of movies, televising, assemblies, fashion shows, vaudeville, drama shows, and theater plays, operatic and other theater show, exhibits, concerts, public leisure presentations, in a customary, usual manner, whenever such shows be shown on screen, using any media, even through live performances.

In the same manner Lessee shall be able to operate a stand for hot dogs sales, pizzas, candy, soft drinks, popcorn, dry fruit, ice-cream and any other corn items and any candy items, food or snacks which Lessee determine to be appropriate for sale in the premises in the movie theaters, as well as for the sale or rent of toys, video tapes, recordings, tapes, poster or items that are usual in the movie theaters in The United States of America and in Mexico, and together with the main usage before mentioned, Lessee shall be able to install electronic games machines, operated with coins and additions of fun for his clients' entertainment. All income generate by these means shall be considered as part of the gross incomes for the effects hereof.


                                   CLAUSE XI
                                NOISE AND SMELL

11.01 Lessors is liable and agrees that he shall not make nor permit the use of any space of the rest of the suites, in a way that it will bother the operation of the movie theaters, be it by smell, noise or any other form and that such suites owned by Lessor will have the necessary precautions to avoid such bother from lessees or their guests. It is established that Lessee acknowledges the location of the premises and the draft design.

                                   CLAUSE XII
                          LESSOR'S RIGHT TO INSPECTION


Lessor and his agents shall have the right to enter upon the premises during working days and hours to inspect and examine the premises, such exam and inspection shall be made without interference with the operations taking place in the premises, and with a frequency no larger that once every trimester. In order to enforce this right, Lessor shall advise Lessee in writing at least three (3) working days before and date requested for the visit. Denial of entry from Lessee to Lessor for the execution of his right to inspection will cause a fine as established in Clause XXII.

                                  CLAUSE XIII
                                   SIGNALING

13.01 Lessee, at his own expense with previous agreement with Lessor, shall have the right at all times during the term hereof, to install, maintain and operate the billboards, poster, pole signs, ads and announcements in the interior or the premises, described in Annexation XI hereof. Lessor grants in this case, his consent for the permanency of such signs, billboards, posters, and advertisements on the premises from the commencement and during the term of this lease, and for the same to be removed at the termination of the lease or any other previous time desired by Lessee. Lessor shall be able to install in the premises exterior, the billboards described in Annexation XII. Both Parties agree that in case any billboard be removed, the Party responsible shall forthwith repair any damage in way that the appearance of the premises be maintained in excellent condition.

Lessor with the expressed authorization from the competent authorities, shall place upon the premises a spectacular sign for Lessee to announce the movie theaters' programming at Surface Plaza level.

13.02 Lessor and Lessee agree that during the term of this lease, the construction of other signs shall be made in the premises of which the leased premises are part of, and with the size that does not interfere nor obstruct the visibility of the signs, billboards or attraction posters that are required by both Lessor and Lessee, in compliance with this lease contract.

13.03 Lessor shall not use nor permit any person or company to use the exterior walls or the ceiling for any purpose at all, in the case of Lessee pretending to use them, he shall obtain a written consent from Lessor, who shall not deny it irrationally.


13.04 From the time of commencement of the term of this contract, Lessee can install, maintain and use posters or signs, box office announcements and billboards on the interior front of the premises, advertising their current and future attractions. All the erected signs, installed and maintained by Lessee will be withdrawn by him at the termination of this lease, Lessee is liable for any damage to the premises caused by the removal of such goods, he is liable at his own expense to pay for the expenses of the damage originated by this.

                                   CLAUSE XIV
                                INSURANCE CLAUSE

14.01 INSURANCE OF THE PREMISES Lessee is obliged during the term of this lease as well as any prorogation or extension hereof, to hire and maintain an active insurance policy of full coverage against all risks in dollars from The United States of America, which will protect the commercial value of the premises. This insurance policy shall appoint the Leasing Company "Inmobiliaria Lumar, S.C." as first beneficiary, this insurance shall be for the restoring value, as established annually by appraisement performed by the valuator chosen jointly by the Parties involved, in case of disagreement on this the valuator will be designated by the Insurance Company with whom the policy is contracted. In a declarative but not limiting manner, the insurance policy shall cover the following: fire, earthquake, rain, floods, hurricanes, vandalism, explosions, and intentional damage with the following endorsements:

a)   Spill of Fire extinguishing equipment.
b)   Demolition and removal of rubbish and construction inflation endorsement.
c) Endorsement for loss or damage caused by tremors (earthquakes) superficial water, explosions and floods, and the rest of risks found in the endorsement of the so called "All risk Coverage" in Mexico.

14.02 If the movie theaters, inside the premises, were damages or destroyed by, fire, earthquake, rain, hurricanes, explosion or any other casualties against which it is required to be insured, at any time during the term hereof, Lessee with the proper diligence and without any liability, shall request from the insurance company to proceed for the payment of repairs, restoration and re-construction of the premises, in case of insured furniture, it shall be left in the same condition it was before the damage or casualties.

14.03 In the event of damage or destruction resulting in the suspension of the movie theaters operations, Lessee will not be liable to pay rent until the movie theaters be restored, repaired or rebuilt, in order for Lessee to use, operate and continue in full power of the premises, except in the event of liability from Lessee, his personnel, agents or clients.

14.04 In spite of dispositions of section 14.02 aforesaid, in the event of destruction or damage of the premises in more than (20%) twenty percent, during the last year of the term hereof, or during the last year of any extension of the lease then, either Lessee or Lessor may elect to terminate this lease at the time of the casualties providing a sixty (60) day notice to the other party, after the damage or destruction. In the event of termination of the lease as is established hereof, all the rental payments and other credits paid in advance for the lease, shall be repaid by Lessor to Lessee, starting from the date in which the exercise of the option is notified as aforesaid, if there are no charges to be made against such entries.

14.05 CIVIL LIABILITY INSURANCE. Lessee is liable to acquire and maintain active a Civil Liability Insurance policy, including property damage and bodily injury covering Lessee as well as Lessor against property damage and bodily injury and death of any person or persons happening into or adjacent to the premises. This insurance shall be for the amount of $1,000,000.00 dollars (One million dollars currency of the United States of America) approximately complying with the policies established by the Insurance companies at lessors satisfaction.

14.06 RENT INSURANCE. In the same manner, lessee is liable to acquire and maintain active, an insurance policy, during the time of this lease, including its extensions, if existing, in which the loss leasing company "Inmobiliaria Lumar, S. C.", shall be designated as Loss Payee, and in which rental payments be insured, as established herein. The insurance policy should foresee the termination or suspension hereof, due to loss covered by any insurance. The policy shall pay the amount corresponding to the rental payments of (12) twelve months from the date of the casualty.

14.06 Lessee shall pay the premium of the aforesaid policies punctually to Lessor immediately after issuing of such, which in its case the corresponding insurance company will pay to Lessor and his mortgage creditors, if existing such indemnities shall be used to repair, restore and rebuild the premises in compliance hereof. In this event such indemnities will be used to restore the income that Lessee should lack to collect in the cases that proceed.

14.07 Lessee under his most strictest liability, agrees to maintain the operation equipment located in the movie theaters, insured with the Fire insurance policies with annexed all risk coverage. Insurance shall be for an amount equal to (100%) one hundred percent of the equipment's replacement value.

14.08 Lessor shall maintain, if this is in his interest, and insurance that cover the common areas, which Lessee of future Lessees of the other locals within the development hereof be not liable to contract.

                                   CLAUSE XV
                                    DEFAULT

1501.- Each one of the following causes shall be considered as default from
     Lessee:

1.- If Lessee defaults in the payment of the monthly Minimum Annual Rent, in compliance with clause IV hereof, and if Lessor does not cure any such default within ten (10) days after the written notice of default.

2.- If Lessee defaults in the payment of the Percentage Rent within the term foreseen in Clause IV hereof, or any other payment required thereunder, within the following fifteen (15) days of the written notice, specifying such default.

3.- If Lessee defaults any other liability under this lease within thirty
(30) days, following the written notice from Lessor in which such default appears.

4.- Waiving of the premises for more than five (5) consecutive working days.

5.- The declaration of rental payments, suspension or bankruptcy from Lessee or his warrantors, or the suits filed against them by their creditors which remain unsolved for more than sixty (60) days.

6.- the embargo, execution or any other judicial or administrative domain, due to labor problems, Social Security or fiscal problems that substantially affect Lessor's assets, which are not solved within a period of ninety (90) days, after the giving of written notice of the judicial act that caused it.

7.- If Lessee fails to give proof of all type of insurance stipulated herein, and fails to submit the corresponding proof of insurance within a period of maximum ten days from the signature hereof and every year within the following ten days following the policy's maturity.

15.02 If the corresponding default is not reasonable cured within the dates fixed in each case or thirty (30) in cases in which term is not specified, Lessor will have the right as an option and additionally to other rights granted hereof, or the law including the right to claim damages of the following:

1.- Rescind this lease contract immediately and evict Lessee from the premises hereof.

2.- To declare this contract expired and collect the balance for rental payments until the last year of the term or any of the prorogation periods being held, as well as declaring matured any other amount owed to Lessor and collect such immediately. Lessee will be able to pay the rental payments as they mature.

3.-      In the event the demised premises be taken by eminent domain by Lessor and leased to another Lessee for the rest of the initial term or any extension of such, and the leasing company had paid in advance the balance of the rent, Lessor is liable to refund Lessee the apportionate rent paid by the leasing company without interest for the period of the term of the lease during which the estate was leased to another Lessee. Such payment shall be made during the time Lessee pay his monthly rent. In the event of the new rent exceeding the rent that Lessee should be paying, the difference will be in favor of Lessor as profit without any right of any kind to Lessee.

15.03 Lessor acknowledges the importance of having parking spaces for Lessee's clients, so he can operate the demised premises in a convenient manner in agreeance with the terms and conditions hereof. For this reason he is liable to grant a discount of 100% one hundred percent of the rates being applied to the users of the parking are that Lessor will build in the Development, with the understanding that this benefit shall only be given to the Lessee's clients who show their parking ticket validated by the movie theaters cashier, for the reasonable time the movie shows last. It is established that Lessor will at any time and without requiring agreement from Lessee, to establish any vouching mechanism that allow him to verify the correct use of the benefit, established in this clause. Rates for the collect of leasing will be fixed according to Lessor's criteria, and its modifications will be freely determined by him.

                                   CLAUSE XVI
                    SECURITY DEPOSIT AND LESSEE'S GUARANTIES

16.01 Lessee shall obtain, from a Tijuana, B.C. legally established company, a security bond that guarantee the compliance of the monthly rental payments foreseen in the Minimum Annual Rent concept, established in Clause IV hereof.
A Security Bond that shall cover the total amount of the rents agreed upon hereof. In such security bond it will be established that Lessor as beneficiary will be able to collect from the bond company, the amount of the 30 day- overdue rental payments uncollected from the Lessee or his guarantors.
The security bond policy shall be issued establishing that the Security Bond company waives the benefits to order, exclusion and division as established by Law.

Lessor shall be liable to furnish the guaranties necessary for the bond hereof to be issued in the terms established by Law both parties agree that the annual premium for the obtainance and maintenance of the bond will be covered by Lessor, with the understanding that if the corresponding premium has a yearly value of more than $6,000.00 (six thousand) dollars US. currency, the resulting differential will be covered by Lessor.

16.02 The company CINEMASTAR LUXURY THEATERS, INC, is liable to issue in the terms of Annexation XIII, a guaranty document in favor of the lessor INMOBILIARIA LUMAR, S.C. in which it is constituted as guarantor to the liabilities assumed by Lessee hereof, consequently being liable due to such document to respond to any default that Lessee may, especially to the default in the payment of monthly rents and guarantee annualities. ("Minimum Annual Rent"). and proportional. (Proportional Rent.

CINEMASTAR LUXURY THEATERS, INC. is equally liable to provide to Lessor or any other Mexican or foreign financial entity, any commercial and financial information that allow the viability for a credit, with the understanding that such information will be for financial purposes and with the discretion that the case require.


                                  CLAUSE XVII

                         THE RIGHT TO REMEDY ON DEFAULT

17.01 If Lessee defaults in the performance of any of the covenants or pacts agreed by him hereof, Lessor without any liability from his part at his choice, and estranged from any future granted or established by Law, additional action, present or future, with previous written notice of thirty (30) days in advance if the Party that is liable has not cured such default within such period may repair such default or comply with the covenants or pacts in behalf of the omitted party the expenses paid in advance or originated by such concepts, shall be remunerated by the liable Party, with a prior written request, with the interest generated by the same amounts, calculated from the rate specified in
Section 26.02 hereof from the date of the advance payment or expense made until the restitution of the same in its full amount.

                                  CLAUSE XVIII
                            DISPOSITIONS FOR NOTICES

18.01 Any notices, advises, requests and other communications that either Party require to give, hereof, shall be made in writing and shall be validly given and delivered personally or by mail, including Federal Express and DHL, certified or registered, with paid postage and solicited receipt. If such notice, notification, requirement or any other communication is delivered personally, such delivery will be considered as definite at the moment of delivery. If such advise, notification, requirement or any other communication is delivered by mail, it shall be considered as definitive at the signing of a receipt or denial of receipt by destinatary or his representative. Such notifications, advises, requirements or any other communication shall be sent to the following addresses:

To recipient:             CINEMASTAR LUXURY THEATER, S.A. DE C.V.
                          Abelardo L. Rodriguez Blvd. number 103-C
                          Tijuana, B.C. MEXICO
ATTN:                     ATTN: MR. MARCO ANTONIO ALEMAN BONILLA

With copy to:             MR. JOHN ELLISON J.
                          431 College Blvd.
                          Oceanside California, 92057

To Lessor:                INMOBILIARIA LUMAR, S.C.
                          Ave. Ignacio Comonfort number 9351, 10 floor.
                          Zona Rio.
                          Tijuana, B.C. Mexico

Any Party may change his address for the purpose of receiving advises, notifications, requirements and other communications, by a written advice delivered in the previously mentioned form to the other Parties hereof

                                    CLAUSE XIX
                           ASSIGNMENT AND SUBLETTING

19.01-   Lessor will be able to assign his rights and liabilities derived hereof at all times when the assignee and assignor sign a covenant, agreeing to submit to all the terms and conditions and to comply with all the Lessor's liabilities, established hereof. Lessee shall have no right to assign his rights and liabilities derived hereof, nor to sublet the premises. Nevertheless, Lessor with a written previous notice will be able to transfer of assign this lease, sublet the demised premises, or any portion of such and grant any concession or license within the demised premises or sublet an operative department in the same, to any of the following persons or entities:

(i)      to any Lessee's subsidiary or affiliate.

(ii) to any partnership, trust, association, or private person that be holder of at least SEVENTY FIVE per cent (75% or more of the issued and circulating shares of Lessee.

In the event of any assignment or subletting hereof, that had been authorized by Lessor, in accordance with the dispositions of this contract, Lessor or any other guarantor of Lessee's liabilities, will continue to be liable for the compliance with this contract, for they will not be liberated from the liabilities that are derived from this lease, with the understanding that, the income that the assigning or subletting company will be part of the "Gross Income perceived by Lessor and shall be computed as income in the terms foreseen in Clause IV hereof

                                  CLAUSE XXII
                             CONVENTIONAL PENALTIES

22.01 The following conventional penalties will be applied for daft or omission in the compliance of the liabilities hereof, for this reason they do not limit nor exclude in any way the right of the corresponding Party of being compensated for the damages, including judicial costs and lawyer's fees resulting of such default.

1.-      If Lessee should not permit Lessor to exercise his power to inspect and audit Lessee's books of Account, as well as the demised premises as required in sections 4-05 and 12,01, Lessee shall pay Lessor a fine for one thousand (1,000.00 United States currency, for each day these situations persists.

2.-      If Lessee or his guarantors default in the payment of the minimum annual rent, or the percentage rent, whatever be the case, in the form and terms as within the term foreseen in Clause Iv hereof, he shall pay an interest rate, determined by applying an interest rate for late payment for every day of default that shall be determined applying the prime rate for inter banking from the Market in New York, N.Y., for wholesale credit operations known as PRIME RATE, plus 16 additional points.

                                  CLAUSE XXIII
                         APPLICABLE LAW AND SEPARATION

23.01 This Lease in all its aspects, shall be ruled by the laws of the State of Baja California, nothing contained in this contract will be interpreted as an act contrary to the Law, and in the event of conflict with any disposition hereof that be affected shall be modified and limited only in the necessary measure to coincide with the Law.

                                  CLAUSE XXIV
                               ARBITRATION CLAUSE

24.01 Any dispute, controversy or claim derived or related to the dispositions and its Annexations hereof, or its interpretation, execution, compliance, violation and validity, as well as this arbitration clause, in the city of Tijuana, B.C. Mexico, in accordance with the arbitration rules of the International Chamber of Commerce (ICC), and supplementary the Commerce Code. An awarding decree in relation with an arbitration, according to this section, will be definite and compulsory for the Parties. Any sentence over such award can be awarded and validated in any corresponding jurisdiction court, even abroad. The procedure for the arbitration will be carried on in Spanish and all the documents not written in this language that are presented by any of the Parties shall be accompanied by a translation to Spanish.

Any arbitration shall be heard by 3 (three) arbitrator who shall be appointed in accordance to the ICC regulations or the Code of Commerce in such case.

24.02 If for any reason, it were not possible to apply to arbitration procedure, above mentioned, to settle the possible conflicts between Lessor and Lessee and/or Guarantor, the parties submit to the competence and jurisdiction of the Tijuana, Baja California, Mexico courts, waiving exemption that may correspond to them due to their present of future address.

                                   CLAUSE XXV
                                 SUBORDINATION

25.01 During the term of this contract, Lessor will have the right to assess his interests and rights regarding this lease contract for any purpose he chose convenient and the Lessee shall be subordinated and in this act subordinate his interests in this contract in the understanding that to whom such assessment be granted is liable to respect this lease contract and to accept the corresponding rights. Once Lessee notifies Lessor, in writing, that he has transferred his interest in this lease contract to any credit institutions, as guarantee for any debt or any other Lessor liability, Lessor, shall not have power to modify this contract in the sense of rent reduction, reduction of term, or modify any substantial liability, without consent from such credit institution. Such disposition shall be active until the credit institution has notified Lessee, in writing, that such transfer has concluded, in the sense that if Lessor does not obtain approval from such credit institution to execute the change or changes above mentioned, the term modification, shall have no effect against such credit institution

Additionally, if the credit institution gives written notice, to Lessor, requesting that the rental payments be made directly to such, Lessee agrees and understands that, except for the advanced rental payments foreseen herein, he is liable to make every one of the subsequent rental payments agreed upon herein to such credit institution or its representative (together with the overdue current rental payments) up to the date in which such credit institution notifies Lessee about the authorization to carry out the payment of rents to Lessor or any other third Party, assigned for this.

Lessor will not be able to collect any rental payments with more then a month in advance, and Lessee, at Lessor's request shall provide a report saying that no advance payment has been made. Such document will be compulsory for both Lessee and the financial institution to which this contract be assigned. Additionally, the credit institution will not be liable to recognize those payments made to Lessor hereafter Lessee had received notification requesting, that such payments be carried out to such credit institution, in the event of Lessor having to immediately reimburse Lessee, at request, all those payments that have not been recognized.

                                  CLAUSE XXVI
                          ATTORNEYS' FEES AND INTEREST

26.01 In the case suit should be brought by a Party to validate any of the terms and disposition contained herein, the prevailing party shall be entitled to the payment of his attorney's fees, costs and reasonable expenses, including in such case the designated arbitrators' fees.

26.02 When this lease establish the payment of interest and this be not specified, such interests will be calculated in accordance with the Treasury of the Federation Bonds (28-day CETES) plus fourteen points. Such interest will accrue from the payment due date and will be paid under the terms of this lease, until the time of payment.

                                  CLAUSE XXVII
                                  ANNEXATIONS

27.01 All the Annexations described herein will be incorporated to this contract as are elaborated within the foreseen terms fro each case and will be considered an integral hereof.

ANNEX I.         Title deed.

ANNEX II.        Corporation charter.

ANNEX III..      Draft of the `PLAZA AMERICANA' Complex.

ANNEX IV.        Cinemastar Luxury Theater, S. A. de C. V. Corporation charter.

ANNEX V.         Cinemastar Luxury Theater, INC. charter,

ANNEX VI.        Power of Mr. John Ellison Jr. for the signature of the lease contract and guarantee document.

ANNEX VII.       Draft of the area for the demised premises.

ANNEX VIII.      Draft of the construction and specifications for the
                 construction of the Movie Theaters and service areas.

ANNEX IX.        Lessor's Construction.

ANNEX X.         Lessee's Construction.

ANNEX XI Description of the spaces destined for the placement of Lessee's signs (interior)

ANNEX XII        Description of spaces destined for the placement of Lessor's signs (exterior)

ANNEX XIII.      Guarantee documents issued by Cinemastar Luxury Theater inc.

                                 CLAUSE XXVIII
                            MODIFICATION OR ADDITION

28.01 No addition, change or modification of this lease will be valid until it is made in writing and signed by all the Parties herein.

                                  CLAUSE XXIX

                                   CASUALTIES

29.01 Whenever a term be designated hereof for the compliance of a liability, or a term be designated which any of the Parties hereof should realize or terminate any act, matter or thing, it will be considered prorogated for a period such as the number of days in which such Party is hindered for performing or terminating such act, matter of thing as a result of war, insurrection, rebellion, national emergency declarations, accidental case, or other causes beyond the reasonable control of such Party (except financial disability.

                                   CLAUSE XXX
                                     TITLES

30.01 The titles that appear in the different clauses hereof are only descriptive and for the convenience of its reference. In the event of any conflict of any title and the context of the corresponding clause, the title of the clause should be ignored in the interpretation of this document.

                                  CLAUSE XXXI
                              COPIES AND LANGUAGE

31.01 Two copies of this contract, in Spanish, are subscribed, of which, once they are subscribed, will be translated to English, the same once translated will be once again subscribed by the Parties intervening in this contract. The copies in Spanish and English will be signed in separate documents. For the effects of the interpretation and application of this lease, and for any legal effect, it is understood that, the Spanish version will prevail over the English version.

                                  CLAUSE XXXII
                                DAY COMPUTATION

32.01 Except that in the case of the context of this contract specifying the contrary, any reference to terms or terminations of certain number of days, this will refer to natural days.

Mr. Gabriel F. Jimenez Codinach, declares that in this act, he has informed Mr. John Ellison Jr. by verbal translation to English, about the context and legal effects corresponding to this lease contract, as well as the guarantee document annexed to this contract, as ANNEX XIII, consequently Mr. Ellison and his Interpreter acknowledge the context and legal prevalence of this contract, for this reason they Sign it for all the corresponding legal effects.

IN TESTIMONY OF WHICH the Parties have formalized this lease in Tijuana, Baja California, Mexico, in the date mentioned at the beginning of this contract, which is signed by the Parties that intervene in all its pages.


                                     LESSOR

                            INMOBILIARIA LUMAR, S.C.
                       MR. LUIS JAVIER FIMBRES ASTIAZARAN


                                     LESSEE

                    CINEMASTAR LUXURY THEATER, S.A. DE C.V.
                        MR. MARCO ANTONIO ALEMAN BONILLA


                                   GUARANTOR

                        CINEMASTAR LUXURY THEATER, INC.
                              MR. JOHN ELLISON JR.


                               EXPERT TRANSLATOR

                          MR. GABRIEL JIMENEZ CODINACH


                                   WITNESSES